UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

INDEPENDENT FILM DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53103	56-2676759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6399 Wilshire Blvd. suite 507 Los Angeles, California	90048
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 295-1711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In conjunction with the preparation of the Form 10-Q for Independent Film Development Corporation (the “Company”) for the quarter ending March 31, 2012, the Company’s officers and directors discussed its previous accounting treatment of its derivative financial instruments.  On or about May 18, 2012, the Company determined that the accounting of its derivative financial instruments was not in conformity with the accounting required under generally accepted accounting principles.  Specifically, the Company did not properly record its derivative liability and debt discount for each of its outstanding convertible debentures. The application of ASC815, Derivatives and Hedging necessitated the Company’s restatement of its September 30, 2011 balance sheet, results of operations and cash flows for the year then ended. Accordingly, the financial report as originally filed for these periods should not be relied upon.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
16.1	Letter dated May 24, 2012, from M & K CPAS, PLLC to the Securities and Exchange Commission.	Filed herewith

SIGNATURES

 Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

INDEPENDENT FILM DEVELOPMENT CORPORATION

              (Registrant)

Date: May 24, 2012

/s/ Jeff Ritchie

Jeff Ritchie

Chief Executive Officer and Director